EXHIBIT 99.1

j2 Global Reports 2003 Financial Results; Revenues Grew 49%
and Pre-Tax Earnings Grew 91% Versus 2002

Los Angeles, February 2, 2004—j2 Global Communications, Inc. [NASDAQ: JCOM], the provider of outsourced, value-added messaging and communications services, today reported financial results for the fourth quarter and full-year period ended December 31, 2003. These results exceeded j2 Global’s previously announced guidance for both the fourth quarter and full year, and set new annual and quarterly “high-water marks” for revenues, earnings before taxes, earnings, and earnings per share.

Annual Results

For the full-year 2003, revenues increased 49% to $71.6 million compared to $48.2 million in fiscal 2002.

Earnings before taxes for 2003 increased to $27.7 million, or $1.10 per fully diluted share, compared with $14.5 million, or $0.61 per fully diluted share, for fiscal 2002.

GAAP earnings for 2003 increased to $35.8 million, or $1.42 per fully diluted share, compared with $14.3 million, or $0.60 per fully diluted share, for fiscal 2002.

Modified Earnings, which are exclusive of certain non-recurring 2003 and 2002 benefits described below, were $26.3 million for fiscal 2003, a 96% increase over 2002 Modified Earnings of $13.4 million. Full year 2003 Modified Earnings per fully diluted share increased to $1.04 versus $0.56 for full year 2002.

Key financial results for fiscal year 2003 and comparisons versus fiscal year 2002 are as follows:

	Fiscal Year	Fiscal Year
	2003	2002

Revenues	$71.6 million	$48.2 million

Earnings Before Taxes	$27.7 million	$14.5 million

GAAP Earnings	$35.8 million	$14.3 million

Modified Earnings(1)	$26.3 million	$13.4 million

Earnings Before Taxes Per Share	$1.10	$0.61

GAAP Earnings Per Share	$1.42	$0.60

Modified Earnings Per Share(1)	$1.04	$0.56

Free Cash Flow(2)	$29.3 million	$13.5 million

(1)	GAAP earnings exclusive of (a) Q4 2003 benefit of $9.5 million to record the reversal of certain federal and state deferred tax asset valuation allowances primarily consisting of net operating loss carry-forwards; (b) Q1 2002 benefit of $225,000 from a cumulative change in accounting principle; and (c) Q4 2002 benefit of $694,000 from a one-time marketing payment recovery.
(2)	Net cash provided by operating activities, less capital expenditures.

“Our financial performance during 2003 highlights the positive impact of our strategic initiatives to improve our operations, broaden our product suite, increase our penetration into larger companies and expand our market reach by adding new domestic and international locations”, said Scott Jarus, president of j2 Global. “Our management team is excited by the momentum we have going into 2004.”

Quarterly Results

Revenues for the quarter increased 46% to $20.5 million compared with revenues of $14.0 million for Q4 2002. Revenues in Q4 2003 grew 8% versus Q3 2003 revenues of $18.9 million.

Earnings before taxes for the quarter increased to $8.6 million, or $0.34 per fully diluted share, compared with $5.5 million, or $0.22 per fully diluted share, for Q4 2002.

GAAP Earnings for the quarter increased to $17.6 million, or $0.69 per fully diluted share, compared with $5.3 million, or $0.22 per fully diluted share, for Q4 2002.

Modified Earnings, which are exclusive of certain non-recurring Q4 2003 and Q4 2002 benefits described under below, were $8.1 million for Q4 2003, a 75% increase over Q4 2002 Modified Earnings of $4.6 million. Q4 2003 Modified Earnings per fully diluted share increased to $0.32 versus $0.19 for Q4 of 2002.

Key financial results for the quarter and comparisons versus the year-ago quarter are as follows:

	Quarter	Quarter
	ended	ended
	Q4 2003	Q4 2002

Revenues	$20.5 million	$14.0 million

Earnings Before Taxes	$8.6 million	$5.5 million

GAAP Earnings	$17.6 million	$5.3 million

Modified Earnings(1)	$8.1 million	$4.6 million

Earnings Before Taxes Per Share	$0.34	$0.22

GAAP Earnings Per Share	$0.69	$0.22

Modified Earnings Per Share(1)	$0.32	$0.19

Free Cash Flow(2)	$9.5 million	$5.4 million

(1)	GAAP earnings exclusive of (a) Q4 2003 benefit of $9.5 million to record the value of certain federal and state deferred tax asset valuation allowances primarily consisting of net operating loss carry-forwards and (b) Q4 2002 benefit of $694,000 from a one-time marketing payment recovery.
(2)	Net cash provided by operating activities, less capital expenditures.

Tax Considerations Affecting 2003 Annual and Fourth Quarter Results

In the fourth quarter 2003, j2 Global recorded the reversal of certain federal and state deferred tax asset valuation allowances primarily consisting of net operating loss carry-forwards (“NOLs”). This resulted in a non-recurring tax benefit of $9.5 million, or $0.37 per fully diluted share in Q4 2003. This benefit is reflected on the income tax line in the Company’s accompanying Statement of Operations for the fourth quarter and full-year 2003.

For fiscal 2004, the Company anticipates actual cash tax payments to remain negligible based upon utilization of currently available NOLs, even though j2 Global will reflect both federal and state tax expense in its Statement of Operations. Currently, the Company estimates this accrual of income tax expense to be approximately 35% to 40%, assuming current tax rates.

“We hope that after the ‘one-time’ recognition of our NOLs in Q4 2003, the relationship between our pre-tax and post-tax earnings will be more easily understood by our shareholders,” said R. Scott Turicchi, chief financial officer of j2 Global. “We believe that for comparative purposes between 2004 and 2003, pre-tax earnings are a more meaningful measure of our bottom-line growth as the cash payment of taxes are expected to be negligible in 2004.”

2004 Business Outlook

On January 23, 2004, j2 Global provided 2004 financial guidance through a Form 8-K filed with the SEC. The following is a reaffirmation of that guidance. The Company anticipates revenues to be in the range of $100 million to $105 million. The Company expects earnings before taxes per fully diluted share to range from $1.65 to $1.75, and GAAP earnings per fully diluted share to range from $1.00 to $1.15. Estimated GAAP earnings for 2004 assumes an estimated GAAP tax accrual of between approximately 35% and 40%.

A summary of these fiscal 2004 financial estimates is set forth in the table below:

Fiscal Year
2004

Revenues	$100 — $105 million

Earnings Before Taxes Per Share(1)	$1.65 — $1.75

GAAP Earnings Per Share(1)	$1.00 — $1.15

(1)	Per share guidance is based upon fully diluted shares of 25,589,439; the number outstanding as of December 31, 2003.

The Company expects Q1 2004 revenues to be in the range of $22.2 million to $22.7 million. It also expects Q1 2004 earnings before taxes per fully diluted share to range from $0.37 to $0.39, and GAAP earnings per fully diluted share to range from $0.22 to $0.23. This GAAP earnings estimate assumes a GAAP tax accrual for Q1 2004 of 40%.

A summary of these Q1 2004 financial estimates is set forth in the table below:

Quarter ending
Q1 2004

Revenues	$22.2 — $22.7 million

Earnings Before Taxes Per Share(1)	$0.37 — $0.39

GAAP Earnings Per Share(1)	$0.22 — $0.23

(1)	Per share guidance is based upon fully diluted shares of 25,589,439; the number outstanding as of December 31, 2003.

“The fundamentals of our business are very strong,” said Jarus. “Our subscriber revenue growth remains robust and we continue to grow our advertising-supported free base of users, which continues to be a strong source of paid subscribers. We are experiencing significant traction and customer acquisition successes in our various marketing programs targeting both corporate and individual subscribers, even as the downturn in mortgage banking has reduced subscriber revenue in what has been one of our largest vertical markets.”

About j2 Global Communications

Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to more than four million customers around the world. j2 Global’s network spans more than 1,100 cities in 20 countries on five continents. The Company offers its patented services and software through three distinct sales channels: Web, Corporate and Licensed Services, and markets those services under the j2®, eFax®, jConnect®, jFax®, ConsensusTM, Hotsend®, PaperMaster®, Protofax® and Documagix® brands. As of December 31, 2003, j2 Global had achieved 27 consecutive quarters of revenue growth and 8 consecutive quarters of positive earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts:
Christine Brodeur or Jonathan Rodgers	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-829-0556 or 310-829-0520	323-372-3617
info@socketmedia.com	press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “2004 Business Outlook” portion. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2002 Annual Report on Form 10-K filed by j2 Global on March 31, 2003, the Form 10-K to be filed by the Company for fiscal 2003, and the other reports j2 Global files from time-to-time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “2004 Business Outlook” portion of this press release is based on limited information available to the Company as of February 2, 2004, which is subject to change. Although management’s expectations may change after that date, the Company undertakes no obligation to revise or update this guidance.